Exhibit (j)(iii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Equity Funds:


We consent to the use of our report dated January 25, 2008, for Federated InterContinental Fund, a portfolio of Federated Equity Funds incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



/s/ KPMG LLP

Boston, Massachusetts
January 25, 2008